SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – August 6, 2003

LOCKHEED MARTIN CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-11437	52-1893632
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6801 Rockledge Drive, Bethesda, Maryland	20817
(Address of principal executive offices)	(Zip Code)

(301) 897-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Item 5.    Other Events

On August 6, 2003, Lockheed Martin issued a press release announcing an offering of convertible debentures. A copy of the press release is attached as Exhibit No. 99.1 to this report and is incorporated herein by reference.

On August 6, 2003, Lockheed Martin issued a press release announcing tender offers for up to $1.15 billion of its outstanding debt. A copy of the press release is attached as Exhibit 99.2 to this report and is incorporated herein by reference.

On August 8, 2003, Lockheed Martin issued a press release announcing an agreement to sell $850 million of convertible debentures due 2033. A copy of the press release is attached as Exhibit 99.3 to this report and is incorporated herein by reference.

Item 7.    Financial Statements and Exhibits

Exhibit No.	Description

99.1	Lockheed Martin Corporation Press Release dated August 6, 2003 (convertible debentures offering).

99.2	Lockheed Martin Corporation Press Release dated August 6, 2003 (debt tender offer).

99.3	Lockheed Martin Corporation Press Release dated August 8, 2003 (pricing of convertible debentures).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCKHEED MARTIN CORPORATION

/s/ Rajeev Bhalla

Rajeev Bhalla Vice President and Controller

August 7, 2003

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Lockheed Martin Corporation Press Release dated August 6, 2003 (convertible debentures offering).

99.2	Lockheed Martin Corporation Press Release dated August 6, 2003 (debt tender offer).

99.3	Lockheed Martin Corporation Press Release dated August 8, 2003 (pricing of convertible debentures).